UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

Intersect ENT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 641-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading symbol(s)	Name of Exchange on Which registered:
Common Stock, 0.001 par value	XENT	The Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with Kieran Gallahue’s appointment as Executive Chairman of the Board of Directors of Intersect ENT, Inc. (the “Company”) and potentially as Interim President and Chief Executive Officer, Mr. Gallahue requested that all of his compensation be in the form of Company stock options and, effective May 7, 2019, the Board of Directors granted to Mr. Gallahue a stock option to purchase 180,096 shares of the Company’s common stock with an exercise price per share of the fair market value of a share of common stock on the date of grant, which option will vest monthly over six months.

Additionally, effective May 7, 2019, the Board of Directors approved grants of restricted stock units to acquire 11,952 shares of the Company’s common stock, which will vest on December 31, 2019, to each of the following executive officers of the Company:

Officer	Title
Robert H. Binney	Chief Commercial Officer
Gwen R. Carscadden	Chief People Officer
Jeryl L. Hilleman	Chief Financial Officer
Christine R. Kowalski	Chief Operations Officer
David A. Lehman	General Counsel
Susan P. Stimson	Chief Strategy Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.

Dated: May 8, 2019	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Chief Financial Officer